                                                             Exhibit No. EX-99.1

As Co-Trustee of the following trusts: the Irrevocable Deed of Trust of James J.
Kim for Alexandra Kim Panichello - 12/24/92,  the  Irrevocable  Deed of Trust of
James  J.  Kim for  Jacqueline  Mary  Panichello  -  10/3/94,  the  Dylan  James
Panichello  Trust of  10/15/01,  the Allyson  Lee Kim Trust of 10/15/01  and the
Irrevocable  Deed of Trust  of  James J.  Kim,  Settlor  F/B/O  Jason  Lee Kim -
11/17/03.  Susan Y. Kim is also Secretary to The James and Agnes Kim Foundation,
Inc.